FIRST POTOMAC REALTY TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

FPO LISTED NYSE.

SECOND QUARTER 2016

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region. Our focus is owning and operating properties that can benefit from our market knowledge and intensive operational skills with a focus on increasing their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Jaime N. Marcus
Director, Investor Relations
(240) 223-2735
jmarcus@first-potomac.com

The forward-looking statements contained in this supplemental financial information, including statements in our earnings release regarding our 2016 Core FFO guidance and related assumptions, execution of our strategic plan, potential dispositions and the timing and pricing of such dispositions, future acquisitions and growth opportunities, and the timing of future tenant occupancies, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on acceptable terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Earnings Release

Company Contact:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Director, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
SECOND QUARTER 2016 RESULTS

Strong Progress on Strategic Plan to Improve Performance and Maximize Shareholder Value

Sold Storey Park, a development site in Washington, D.C., in July

Redeemed All Remaining 7.750% Series A Preferred Shares in July

BETHESDA, MD. (July 28, 2016) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and six months ended June 30, 2016.

Second Quarter 2016 and Subsequent Highlights

•	Reported net loss attributable to common shareholders of $5.5 million, or $0.10 per diluted share.

•	Reported Core Funds From Operations of $16.1 million, or $0.27 per diluted share.

•	Increased same property net operating income by 3.6% on an accrual basis and 6.0% on a cash basis compared with the same period in 2015.

•	Increased occupied percentage to 93.1% from 89.1% at June 30, 2015.

•	Increased leased percentage to 94.4% from 91.0% at June 30, 2015.

•
Redeemed an additional 3.6 million our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the "7.750% Series A Preferred Shares") on April 27, 2016 and the remaining 0.6 million outstanding shares on July 6, 2016.

•	Completed the sale of Storey Park, a development site located in Washington, D.C, for a contractual sales price of $54.5 million, which generated net proceeds of $52.7 million.

“We had a very strong second quarter from both a financial and operational perspective as we continued to execute on our strategic plan to de-risk, de-lever, and maximize shareholder value,” stated Bob Milkovich, Chief Executive Officer of First Potomac Realty Trust. "We signed 293,000 square feet of leases, achieved a tenant retention rate of 90% for the quarter, delivered solid same-property NOI growth of 3.6% and continued to improve our operating metrics. Subsequent to the end of the quarter, we fully redeemed the remaining 7.750% Series A Preferred Shares and closed on the sale of Storey Park, bringing our total dispositions to over $200 million against our stated goal of $350 million. We are pleased with the progress we have made, and we remain focused on optimizing our portfolio and unlocking the value that is inherent in First Potomac.”

Earnings Release - Continued

Second Quarter Results

For the three and six months ended June 30, 2016, net loss attributable to common shareholders was $5.5 million, or $0.10 per diluted share, and $9.6 million, or $0.17 per diluted share, respectively. For the three and six months ended June 30, 2015, net loss attributable to common shareholders was $2.5 million, or $0.04 per diluted share, and $5.0 million, or $0.09 per diluted share, respectively. The increase in net loss attributable to common shareholders for the three and six months ended June 30, 2016 compared with the same periods in 2015 was primarily due to the write-off of $3.1 million and $5.0 million, respectively, of original issuance costs associated with the redemption of 3.6 million shares and 5.8 million shares, respectively, of our 7.750% Series A Preferred Shares. The original issuance costs are deducted from net loss attributable to First Potomac Realty Trust to calculate net loss attributable to common shareholders on our consolidated statements of operations.

Core Funds From Operations ("Core FFO") increased for the three months ended June 30, 2016 to $16.1 million, or $0.27 per diluted share, from $15.2 million, or $0.25 per diluted share, for the same period in 2015. Core FFO increased for the six months ended June 30, 2016 to $30.9 million, or $0.51 per diluted share, from $29.7 million, $0.49 per diluted share, for the same period in 2015. These increases were primarily due to increases in Same Property Net Operating Income (“Same Property NOI”), as a result of higher occupancy in our portfolio, as well as decreases in general and administrative expenses and lower accrued dividends on our preferred shares.

The increases in Core FFO for the three and six months ended June 30, 2016, compared with the same periods in 2015, included decreases in net operating income related to property dispositions. In addition, at the beginning of 2016, we ceased capitalizing expenses related to Storey Park when the property was being marketed for sale. The increase in Core FFO for the six months ended June 30, 2016 also included a reduction in interest income due to the repayment of the $29.7 mezzanine loan on America's Square in the first quarter of 2015.

Funds From Operations (“FFO”) available to common shareholders decreased to $13.0 million, or $0.22 per diluted share, for the three months ended June 30, 2016, from $15.2 million, or $0.25 per diluted share, for the same period in 2015. The decrease in FFO compared with the increase in Core FFO was primarily due to the write-off of $3.1 million of original issuance costs associated with the redemption of 3.6 million shares of our 7.750% Series A Preferred Shares that were redeemed in the second quarter of 2016.

FFO available to common shareholders decreased to $25.8 million, or $0.43 per diluted share, for the six months ended June 30, 2016, from $30.3 million, or $0.50 per diluted share, for the same period in 2015. FFO for the six months ended June 30, 2016 includes the write-off of $5.0 million of original issuance costs associated with the redemption of 5.8 million shares of our 7.750% Series A Preferred Shares that were redeemed during the first six months of 2016. In addition, FFO for the six months ended June 30, 2015 included a $2.4 million yield maintenance payment that we received with the prepayment of the $29.7 million mezzanine loan on America's Square in the first quarter of 2015.

Earnings Release - Continued

A reconciliation between net loss attributable to common shareholders and FFO, FFO available to common shareholders and Core FFO for the three and six months ended June 30, 2016 and 2015 is presented below (in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss attributable to common shareholders	$(5,491)	$(2,510)	$(9,597)	$(5,005)
Depreciation and amortization:
Rental property	15,141	16,817	30,147	33,151
Discontinued operations	—	—	—	1,222
Unconsolidated joint ventures	895	1,032	1,776	2,043
Impairment of rental property(1)	2,772	—	2,772	—
Loss (gain) on sale of rental property	—	—	1,155	(857)
Net loss attributable to noncontrolling interests in the Operating Partnership	(294)	(112)	(427)	(224)
Dividends on preferred shares	794	3,100	3,042	6,200
Issuance costs of redeemed preferred shares	3,095	—	4,999	—
Funds from operations ("FFO")	16,912	18,327	33,867	36,530
Dividends on preferred shares	(794)	(3,100)	(3,042)	(6,200)
Issuance costs of redeemed preferred shares	(3,095)	—	(4,999)	—
FFO available to common shareholders	13,023	15,227	25,826	30,330
Issuance costs of redeemed preferred shares(2)	3,095	—	4,999	—
Yield maintenance payment(3)	—	—	—	(2,426)
Personnel separation costs	—	—	—	405
Loss on debt extinguishment	—	—	48	489
Deferred abatement and straight-line amortization(4)	—	—	—	854
Core FFO	$16,118	$15,227	$30,873	$29,652

Net loss attributable to common shareholders per share - basic and diluted	$(0.10)	$(0.04)	$(0.17)	$(0.09)
Weighted average common shares outstanding:
Basic and diluted	57,577	58,280	57,559	58,241

FFO available to common shareholders per share – basic and diluted	$0.22	$0.25	$0.43	$0.50
Core FFO per share – diluted	$0.27	$0.25	$0.51	$0.49
Weighted average common shares and units outstanding:
Basic	60,155	60,902	60,151	60,868
Diluted	60,230	60,982	60,232	60,969

(1)	In the second quarter of 2016, we recorded a $2.8 million impairment charge related to the sale of Storey Park, which was subsequently sold in July 2016.

(2)
Represents original issuance costs associated with the 7.750% Series A Preferred Shares that were redeemed during the periods presented. These costs, which are included in FFO, but are excluded from Core FFO, are deducted from net (loss) income attributable to First Potomac Realty Trust to calculate at net loss attributable to common shareholders.

(3)
On February 24, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $29.7 million, which was scheduled to mature on May 1, 2016. We received a yield maintenance payment of $2.4 million associated with the prepayment of the loan.

(4)	As a result of the sale of the Richmond Portfolio in March 2015, we accelerated the amortization of straight-line rents and deferred rent abatements related to those properties.

The definitions of FFO, FFO available to common shareholders and Core FFO, as well as the statements of purpose are included below under “Non-GAAP Financial Measures.”

Earnings Release - Continued

Operating Performance

At June 30, 2016, our consolidated portfolio consisted of 73 buildings totaling 6.5 million square feet. Our consolidated portfolio was 94.4% leased and 93.1% occupied at June 30, 2016 compared with 94.1% leased and 92.3% occupied at March 31, 2016 and 91.0% leased and 89.1% occupied at June 30, 2015. Year-over-year, we achieved a 340 basis-point increase in our leased percentage and a 400 basis-point increase in our occupied percentage across our consolidated portfolio. The increase in occupancy during the second quarter of 2016 compared with the same period in 2015 is primarily a result of tenant move-ins at 440 First Street, NW, Greenbrier Business Park, and Hillside I and II.

During the second quarter of 2016, we executed 293,000 square feet of leases, which consisted of 126,000 square feet of new leases and 167,000 square feet of renewal leases. The 126,000 square feet of new leases included a 45,000 square foot lease at 540 Gaither Road within Redland Corporate Center in Maryland. Currently, 540 Gaither Road is fully occupied by the Department of Health and Human Services, which is vacating the property in March 2017. We anticipate that the new tenant at 540 Gaither Road will take occupancy in early 2018. The 167,000 square feet of renewal leases in the quarter, which included a 107,000 square foot renewal at Crossways Boulevard in Southern Virginia, reflected a tenant retention rate of 90% and we experienced positive net absorption of 21,000 square feet in the second quarter of 2016. Our executed new and renewal leases for the quarter does not include a one-year lease extension with the Bureau of Prisons at 500 First Street, NW, which expires in July 2017, or the 98,000 square feet of combined new and renewal leases at our unconsolidated joint venture properties.

For the six months ended June 30, 2016, we executed 459,000 square feet of leases, including 171,000 square feet of new leases and 288,000 square feet of renewal leases, achieved a tenant retention rate of 81% and had positive net absorption of 14,000 square feet.

Same Property NOI increased 3.6% on an accrual basis for the three months ended June 30, 2016 compared with the same period in 2015. Specifically, Same Property NOI increased 8.4% in Maryland, 6.7% in Washington, D.C. and 6.2% in Southern Virginia for the three months ended June 30, 2016 compared with the same period in 2015. These increases in Same Property NOI were primarily due to increases in occupancy, particularly at the following properties: 440 First Street, NW, which is located in Washington D.C., Hillside I and II, which is located in Maryland, and Greenbrier Business Park, which is located in Southern Virginia. Same Property NOI decreased 7.5% in Northern Virginia, primarily due to an increase in bad debt reserves at several non-core properties.

Same Property NOI increased 5.7% on an accrual basis for the six months ended June 30, 2016 compared with the same period in 2015. More specifically, Same Property NOI increased 9.8% in Maryland, 7.7% in Southern Virginia and 5.5% in Washington, D.C., primarily due to increases in occupancy across the portfolio in these regions. Same Property NOI decreased 0.8% in Northern Virginia for the six months ended June 30, 2016 compared with the same period in 2015 primarily due to an increase in bad debt reserves at several non-core properties in the second quarter of 2016.

A reconciliation of net (loss) income from our consolidated statements of operations to Same Property NOI and a definition and statement of purpose are included below in the financial

Earnings Release - Continued

tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, and our definition of “strategic hold,” “reposition” and “non-core” as they relate to our portfolio, can be found in our Second Quarter 2016 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Dispositions

On July 25, 2016, we sold Storey Park, a development site located in the NoMa submarket of Washington, D.C., for net proceeds of $52.7 million. On June 30, 2016, we classified the property as "held-for-sale" on our consolidated balance sheet, and we recorded an impairment charge of $2.8 million for the three months ended June 30, 2016 based on the anticipated sales price of the property.

Aggregate gross proceeds from dispositions identified as part of our Strategic Plan now total $205.9 million against our stated goal of $350 million. This amount reflects the sales of Storey Park, the combined sale of Enterprise Center, Gateway Centre Manassas, Linden Business Center, Herndon Corporate Center, Prosperity Business Center, Reston Business Campus, Windsor at Battlefield and Van Buren Office Park (collectively, the “NOVA Non-Core Portfolio”), which was sold in the first quarter of 2016, as well as Cedar Hill I and III, and Newington Business Park Center, which were both sold in the fourth quarter of 2015.

950 F Street, NW Mezzanine Loan

On June 2, 2016, the owners of 950 F Street, NW, a ten-story, 287,000 square-foot office/retail building located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $34.0 million. The loan had a fixed interest rate of 9.75%, was scheduled to mature on April 1, 2017 and had been freely prepayable since December 21, 2015. In addition to the prepayment of the loan's entire principal balance, we received interest through June 24, 2016 and an exit fee upon the loan's prepayment. We recognized $0.2 million of accelerated income in the second quarter of 2016 related to the receipt of the exit fee. We used the proceeds from the prepayment of the mezzanine loan to redeem the remaining 0.6 million outstanding shares of our 7.750% Series A Preferred Shares and to pay down a portion of our unsecured revolving credit facility.

7.750% Series A Preferred Shares Redemption

As previously disclosed, on January 19, 2016 and April 27, 2016, we used proceeds from dispositions to redeem 2.2 million shares and 3.6 million shares, respectively, of our 7.750% Series A Preferred Shares at a redemption price of $25.00 per share, plus accrued dividends up to the applicable date of redemption.

On July 6, 2016, we used a portion of the proceeds from the repayment of the 950 F Street, NW mezzanine loan to redeem the remaining 0.6 million outstanding shares of our 7.750% Series A Preferred Shares at a redemption price of $25.00 per share, plus accrued dividends up to the date of redemption. The 7.750% Series A Preferred Shares (NYSE: FPO-PA) have been delisted from trading on the New York Stock Exchange.

Earnings Release - Continued

Balance Sheet

We had $782.5 million of gross debt outstanding at June 30, 2016, of which $246.7 million was fixed-rate debt, $300.0 million was hedged variable-rate debt and $235.8 million was unhedged variable-rate debt. The weighted average interest rate of our debt was 3.4% at June 30, 2016. In July 2016, two swap agreements that together fixed LIBOR at a weighted average interest rate of 1.8% on $60.0 million of variable rate debt expired.

In May 2016, we extended the maturity date of our 440 First Street, NW construction loan for one year to May 2017. The interest rate applicable to the loan will remain at LIBOR plus 2.5%.

Dividends

On July 25, 2016, we declared a dividend of $0.10 per common share, equating to an annualized dividend of $0.40 per common share. The dividend will be paid on August 15, 2016 to common shareholders of record as of August 8, 2016.

Core FFO Guidance

We are raising our full-year 2016 Core FFO guidance from our previous range of $0.99 to$1.04 to a current range of $1.00 to $1.05 per diluted share. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio Net Operating Income	$99,000	-	$102,000
Interest and Other Income(1)		$2,300
FFO from Unconsolidated Joint Ventures	$5,500	-	$6,250
Interest Expense	$26,000	-	$27,500
General and Administrative Expense	$17,000	-	$18,000
Preferred Dividends(2)		$3,100
Weighted Average Shares and OP Units	60,200	-	60,500
Year-End Occupancy	92.0%	-	93.5%
Same Property NOI Growth - Accrual Basis	+1.5%	-	+3.5%

(1)	The $34.0 million 950 F Street, NW mezzanine loan was prepaid in the second quarter of 2016. As of December 2015, the loan was freely pre-payable with 30 day's prior written notice.

(2)
On July 6, 2016, we used a portion of the proceeds from the prepayment of the 950 F Street, NW mezzanine loan to redeem the remaining 0.6 million outstanding shares of our 7.750% Series A Preferred Shares.

Earnings Release - Continued

Our guidance is also based on a number of other assumptions, many of which are outside our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2016	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.23)	$(0.21)
Real estate depreciation(1)	1.05	1.08
Net loss attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	0.18	0.18
Core FFO per diluted share	$1.00	$1.05

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to disposed properties.

(2)
Items excluded from Core FFO consist of personnel separation costs, the gains or losses associated with disposed properties, property impairment, loss on debt extinguishment, original issuance costs on redeemed preferred shares and other non-recurring items.

Investor Conference Call and Webcast

We will host a conference call on July 29, 2016 at 9:00 AM ET to discuss second quarter 2016 results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 PM ET on July 29, 2016, until midnight ET on August 5, 2016. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13639763.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on July 29, 2016 beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) are publicly traded on the New York Stock Exchange. As of June 30, 2016, our consolidated portfolio totaled 6.5 million square feet. Based on annualized cash basis rent, our portfolio consists of 64% office properties and 36% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and over half of the portfolio's multi-story office square footage is LEED or Energy Star Certified.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”), which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to

Earnings Release - Continued

common shareholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

We consider FFO and FFO available to common shareholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. However, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share.

Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance.

Core FFO - We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal U.S. Securities and Exchange Commission’s (“SEC”) inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Our presentation of Core FFO should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance. Our FFO and Core FFO calculations are reconciled to net (loss) income attributed to common shareholders in this release.

Same Property NOI - Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net (loss) income is presented below. The Same Property NOI results exclude the collection of termination fees,

Earnings Release - Continued

as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2016 Core FFO guidance and related assumptions, the execution of our strategic plan, potential dispositions and the timing and pricing of such dispositions, future acquisition and growth opportunities, and the timing of future tenant occupancies, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on acceptable terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the SEC; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Rental	$31,554	$34,844	$65,398	$69,224
Tenant reimbursements and other	6,939	8,195	15,792	17,664
Total revenues	38,493	43,039	81,190	86,888
Operating expenses:
Property operating	8,543	10,661	20,080	23,775
Real estate taxes and insurance	4,920	4,811	10,136	9,854
General and administrative	4,305	4,979	8,884	10,505
Depreciation and amortization	15,141	16,817	30,147	33,151
Impairment of rental property	2,772	—	2,772	—
Total operating expenses	35,681	37,268	72,019	77,285
Operating income	2,812	5,771	9,171	9,603
Other expenses (income):
Interest expense	6,568	6,725	13,384	13,633
Interest and other income	(1,101)	(974)	(2,104)	(4,802)
Equity in earnings of affiliates	(663)	(456)	(1,219)	(803)
Loss on sale of rental property	—	—	1,155	—
Loss on debt extinguishment	—	—	48	—
Total other expenses (income)	4,804	5,295	11,264	8,028
(Loss) income from continuing operations	(1,992)	476	(2,093)	1,575
Discontinued operations:
Loss from operations	—	—	—	(975)
Loss on debt extinguishment	—	—	—	(489)
Gain on sale of rental property	—	—	—	857
Loss from discontinued operations	—	—	—	(607)
Net (loss) income	(1,992)	476	(2,093)	968
Less: Net loss attributable to noncontrolling interests	390	114	537	227
Net (loss) income attributable to First Potomac Realty Trust	(1,602)	590	(1,556)	1,195
Less: Dividends on preferred shares	(794)	(3,100)	(3,042)	(6,200)
Less: Issuance costs of redeemed preferred shares	(3,095)	—	(4,999)	—
Net loss attributable to common shareholders	$(5,491)	$(2,510)	$(9,597)	$(5,005)

Basic and diluted earnings per common share:
Loss from continuing operations available to common shareholders	$(0.10)	$(0.04)	$(0.17)	$(0.08)
Loss from discontinued operations available to common shareholders	—	—	—	(0.01)
Net loss available to common shareholders	$(0.10)	$(0.04)	$(0.17)	$(0.09)
Weighted average common shares outstanding:
Basic and diluted	57,577	58,280	57,559	58,241

Earnings Release - Continued

Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets:
Rental property, net	$1,085,108	$1,130,266
Assets held-for-sale	55,144	90,674
Cash and cash equivalents	13,703	13,527
Escrows and reserves	2,220	2,514
Accounts and other receivables, net of allowance for doubtful accounts of $908 and $876, respectively	6,377	9,868
Accrued straight-line rents, net of allowance for doubtful accounts of $316 and $105, respectively	39,482	36,888
Notes receivable	—	34,000
Investment in affiliates	48,715	48,223
Deferred costs, net	36,416	36,537
Prepaid expenses and other assets	4,608	6,950
Intangibles assets, net	28,273	32,959
Total assets	$1,320,046	$1,442,406
Liabilities:
Mortgage loans, net	$309,879	$307,769
Unsecured term loan, net	299,339	299,404
Unsecured revolving credit facility, net	144,159	116,865
Liabilities held-for-sale	24,493	1,513
Accounts payable and other liabilities	38,041	47,972
Accrued interest	1,448	1,603
Rents received in advance	6,780	6,003
Tenant security deposits	5,080	4,982
Deferred market rent, net	1,966	2,154
Total liabilities	831,185	788,265
Noncontrolling interests in the Operating Partnership	26,290	28,813
Equity:
Preferred Shares, $0.001 par value per share, 50,000 shares authorized:
7.750% Series A Preferred Shares, $25 per share liquidation preference, 600 and 6,400 shares issued and outstanding, respectively	15,000	160,000
Common shares, $0.001par value per share , 150,000 shares authorized; 58,129 and 57,718 shares issued and outstanding, respectively	58	58
Additional paid-in capital	914,311	907,220
Noncontrolling interests in consolidated partnerships	690	800
Accumulated other comprehensive loss	(2,992)	(2,360)
Dividends in excess of accumulated earnings	(464,496)	(440,390)
Total equity	462,571	625,328
Total liabilities, noncontrolling interests and equity	$1,320,046	$1,442,406

Earnings Release - Continued

Same Property Analysis
(unaudited, dollars in thousands)

Reconciliation of Net (Loss) Income to Same Property NOI(1)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net (loss) income	$(1,992)	$476	$(2,093)	$968
Loss from discontinued operations	—	—	—	607
Total other expenses	4,804	5,295	11,264	8,028
Impairment of rental property	2,772	—	2,772	—
General and administrative expense	4,305	4,979	8,884	10,505
Depreciation and amortization expense	15,141	16,817	30,147	33,151
Less: Non-same property NOI(2)	130	(3,278)	(1,545)	(6,478)
Same Property NOI - accrual basis	$25,160	$24,289	$49,429	$46,781

Same Property NOI(1)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Total base rent	$31,554	$30,402	$62,704	$60,113
Tenant reimbursements and other(3)	6,713	6,880	14,709	14,727
Property operating expenses(4)	(8,416)	(8,757)	(18,606)	(19,416)
Real estate taxes and insurance	(4,691)	(4,236)	(9,378)	(8,643)
Same Property NOI - accrual basis	25,160	24,289	49,429	46,781

Straight-line revenue, net	491	(60)	671	(331)
Deferred market rental revenue, net	76	44	155	88
Same Property NOI - cash basis	$25,727	$24,273	$50,255	$46,538

Same property occupancy at June 30,	93.1%	91.2%
Change in Same Property NOI - accrual basis	3.6%		5.7%
Change in Same Property NOI - cash basis	6.0%		8.0%

Same property percentage of total portfolio (sf)	100.0%		100.0%

Change in Same Property NOI (accrual basis)
By Region	Three Months Ended June 30, 2016	Percentage of Base Rent	Six Months Ended June 30, 2016	Percentage of Base Rent
Washington, D.C.	6.7%	29%	5.5%	29%
Maryland	8.4%	29%	9.8%	29%
Northern Virginia	(7.5)%	23%	(0.8)%	23%
Southern Virginia	6.2%	19%	7.7%	19%

By Type
Business Park / Industrial	(0.1)%	32%	2.8%	32%
Office	6.6%	68%	8.3%	68%

(1)
Same property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same property results for the three and six months ended June 30, 2016 and 2015 exclude the operating results of all disposed properties and the following non-same property that was owned as of June 30, 2016: Storey Park, which was sold on July 25, 2016.

(2)
Includes property results for Storey Park and all properties that were disposed of prior to June 30, 2016 and whose operations remained classified within continuing operations for the periods we owned the property. Also includes an administrative overhead allocation, which was replaced by a normalized management fee for comparative purposes, and termination fee income.

(3)	Excludes termination fee income for comparative purposes.

(4)	Same property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes.

Highlights (unaudited, dollars in thousands, except per share data)

Performance Metrics	Q2-2016	Q1-2016	Q4-2015	Q3-2015	Q2-2015
Net (loss) income attributable to common shareholders	$(5,491)	$(4,106)	$(41,220)	$859	$(2,510)
Net (loss) income attributable to common shareholders per diluted common share	$(0.10)	$(0.07)	$(0.72)	$0.01	$(0.04)
FFO available to common shareholders(1)	$13,023	$12,803	$9,225	$15,277	$15,227
Core FFO(1)	$16,118	$14,755	$17,106	$15,277	$15,227
FFO available to common shareholders per diluted share	$0.22	$0.21	$0.15	$0.25	$0.25
Core FFO per diluted share	$0.27	$0.24	$0.28	$0.25	$0.25

Operating Metrics
Change in Same Property NOI
Accrual Basis	3.6%	7.9%	6.1%	3.1%	5.2%
Cash Basis	6.0%	10.2%	8.3%	5.2%	7.0%

Assets
Total Assets(2)	$1,320,046	$1,359,943	$1,442,406	$1,519,607	$1,532,197

Debt Balances(2)
Unhedged Variable-Rate Debt(3)	$235,799	$171,635	$183,392	$218,393	$206,216
Hedged Variable-Rate Debt(4)	300,000	300,000	300,000	300,000	300,000
Fixed-Rate Debt(5)	246,693	247,656	248,824	249,824	248,366
Total	782,492	719,291	732,216	768,217	754,582

Preferred Shares
7.750% Series A preferred shares, $25 per share liquidation preference(6)	15,000	105,000	160,000	160,000	160,000

Total Debt and Preferred Shares	$797,492	$824,291	$892,216	$928,217	$914,582

Leasing Metrics
Net Absorption (Square Feet)(7)	20,807	(7,128)	77,661	32,133	(71,390)
Tenant Retention Rate	90%	71%	79%	54%	49%
Leased %	94.4%	94.1%	92.1%	91.0%	91.0%
Occupancy %	93.1%	92.3%	90.3%	89.9%	89.1%
Total Portfolio Size (Square Feet)	6,543,762	6,543,784	7,489,092	7,842,393	7,957,016
Total New Leases (Square Feet)	126,000	45,000	104,000	71,000	92,000
Total Renewal Leases (Square Feet)	167,000	121,000	186,000	61,000	105,000

(1)	See Quarterly Financial Measures for a reconciliation of our net (loss) income attributable to common shareholders to FFO, FFO available to common shareholders and Core FFO.

(2)
In the first quarter of 2016, we adopted Accounting Standards Update No. 2015-03, Simplifying the Presentation of Debt Issuance Costs ("ASU 2015-03"), which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the respective debt liability and is applied on a retrospective basis. The debt balances for all periods presented exclude unamortized deferred financing costs and the total assets for all periods presented have been adjusted to exclude these deferred costs.

(3)
For the three months ended June 30, 2016, we included variable-rate debt that encumbered the Storey Park land, which was classified as held-for-sale on our consolidated balance sheet at June 30, 2016 and was subsequently sold on July 25, 2016.

(4)
As of June 30, 2016, we had fixed LIBOR at a weighted averaged interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements. Two swaps that together fixed LIBOR at weighted average interest rate of 1.8% on $60.0 million of our variable rate debt matured on July 18, 2016.

(5)
For the three months ended December 31, 2015, we included fixed-rate debt that encumbered Gateway Centre Manassas, which, along with the remaining NOVA Non-Core Portfolio, was classified as held-for-sale at December 31, 2015 and was sold on March 25, 2016.

(6)	All remaining 7.750% Series A Preferred Shares were redeemed in July 2016.

(7)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
OPERATING REVENUES
Rental	$31,554	$33,844	$34,955	$34,828	$34,844
Tenant reimbursements and other	6,939	8,853	8,149	8,026	8,195
	38,493	42,697	43,104	42,854	43,039
PROPERTY EXPENSES
Property operating	8,543	11,537	9,417	10,901	10,661
Real estate taxes and insurance	4,920	5,216	5,077	4,815	4,811
NET OPERATING INCOME	25,030	25,944	28,610	27,138	27,567
OTHER (EXPENSES) INCOME
General and administrative	(4,305)	(4,578)	(10,340)	(4,605)	(4,979)
Interest and other income	1,101	1,003	998	995	974
Equity in earnings of affiliates	663	555	590	432	456
ADJUSTED EBITDA	22,489	22,924	19,858	23,960	24,018
Loss on debt extinguishment / modification	—	(48)	(1,824)	—	—
Impairment of rental property(1)	(2,772)	—	(60,826)	—	—
(Loss) gain on sale of rental property(2)	—	(1,155)	26,093	3,384	—
EBITDA	19,717	21,721	(16,699)	27,344	24,018
Depreciation and amortization	(15,141)	(15,006)	(16,715)	(16,758)	(16,817)
Interest expense	(6,568)	(6,816)	(6,576)	(6,589)	(6,725)
NET (LOSS) INCOME	(1,992)	(101)	(39,990)	3,997	476
Net loss (income) attributable to noncontrolling interests	390	147	1,870	(38)	114
NET (LOSS) INCOME ATTRIBUTABLE TO
FIRST POTOMAC REALTY TRUST	(1,602)	46	(38,120)	3,959	590
Dividends on preferred shares	(794)	(2,248)	(3,100)	(3,100)	(3,100)
Issuance costs of redeemed preferred shares(3)	(3,095)	(1,904)	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON
SHAREHOLDERS	$(5,491)	$(4,106)	$(41,220)	$859	$(2,510)

(1)
For the three months ended June 30, 2016, we recorded an impairment charge of $2.8 million based on the anticipated sales price of Storey Park, which was classified as held-for-sale at June 30, 2016 and was subsequently sold on July 25, 2016. In the fourth quarter of 2015, we recorded an impairment charge of $26.9 million based on the anticipated sales price of the NOVA Non-core Portfolio, which we sold on March 25, 2016. In the fourth quarter of 2015, due to the anticipated move out of the sole tenant at our One Fair Oaks property on December 31, 2015, we recorded an impairment charge of $33.9 million on One Fair Oaks based on the estimated fair value of that property.

(2)
Represents the gain on sale of properties that were sold and did not meet the criteria to be classified as discontinued operations. For the three months ended March 31, 2016, we recorded a loss on sale of rental property related to the sale of the NOVA Non-Core Portfolio. For the three months ended December 31, 2015, the gain on sale of rental property related to the sale of Newington Business Park Center and Cedar Hill I and III. For the three months ended September 30, 2015, the gain on sale of rental property related to the sale of Rumsey Center.

(3)
Represents the original issuance costs associated with the preferred shares that were redeemed during the respective periods. These costs are deducted from net (loss) income to arrive at net (loss) income attributable to common shareholders.

Quarterly Supplemental Financial Results (unaudited, dollars in thousands)

Quarterly Supplemental Financial Results Items:
The following items were included in the determination of net (loss) income:
	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Supplemental Operating Items(1)
Termination fees	$42	$—	$89	$2	$11
Capitalized interest	273	200	534	471	449
Snow and ice removal costs (excluding reimbursements)(2)	—	(1,588)	(5)	(2)	26
Reserves for bad debt expense	(266)	(105)	(55)	(131)	(92)

Dispositions in Continuing Operations(3)
Revenues	$—	$3,366	$5,054	$5,118	$5,537
Operating expenses	(221)	(1,630)	(1,544)	(1,730)	(1,999)
Depreciation and amortization expense	—	(114)	(1,517)	(1,728)	(1,880)
Interest expense, net of interest income	(208)	(184)	(5)	(49)	(203)
Loss on debt extinguishment(4)	—	(48)	—	—	—
Impairment of rental property(5)	(2,772)	—	(26,929)	—	—
(Loss) gain on sale of rental property(6)	—	(1,155)	26,093	3,384	—
	$(3,201)	$235	$1,152	$4,995	$1,455

(1)	Includes the operations of properties that were sold or classified as held-for-sale and did not have their operating results classified as discontinued operations.

(2)	We recovered approximately 58% to 65% of these costs for the periods presented.

(3)
Represents the operating results of properties that were sold or classified as held-for-sale and did not meet the criteria to be classified as discontinued operations. All periods presented include the operating results of Storey Park, which was classified as held-for-sale at June 30, 2016, the NOVA Non-Core Portfolio, which was sold in March 2016, Newington Business Park Center and Cedar Hill I and III, which were sold in December 2015, and Rumsey Center, which was sold in July 2015.

(4)
Reflects charges associated with the defeasance of the outstanding balance of the mortgage loan encumbering Gateway Centre Manassas, which was included in the NOVA Non-Core Portfolio and sold on March 25, 2016.

(5)
For the three months ended June 30, 2016, we recorded an impairment charge of $2.8 million based on the anticipated sales price of Storey Park, which was classified as held-for-sale at June 30, 2016 and was subsequently sold on July 25, 2016. In the fourth quarter of 2015, we recorded an impairment charge of $26.9 million based on the anticipated sales price of the NOVA Non-Core Portfolio, and in connection with the sale of the portfolio in the first quarter of 2016, we recorded a loss of $1.2 million.

(6)
For the three months ended March 31, 2016, we recorded a loss on the sale of the NOVA Non-Core Portfolio. For the three months ended December 31, 2015, the gain on sale of rental property is related to Newington Business Park Center and Cedar Hill I and III, which were both sold in December 2015. For the three months ended September 30, 2015, the gain on sale of rental property is related to Rumsey Center.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
FUNDS FROM OPERATIONS ("FFO") AND CORE FFO	June 30, 2016	March 30, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Net (loss) income attributable to common shareholders	$(5,491)	$(4,106)	$(41,220)	$859	$(2,510)
Depreciation and amortization:
Rental property	15,141	15,006	16,715	16,758	16,817
Unconsolidated joint ventures	895	881	867	1,006	1,032
Impairment of rental property	2,772	—	60,826	—	—
Loss (gain) on sale of rental property	—	1,155	(26,093)	(3,384)	—
Net (loss) income attributable to noncontrolling interests
in the Operating Partnership	(294)	(133)	(1,870)	38	(112)
FFO available to common shareholders	13,023	12,803	9,225	15,277	15,227
Dividends on preferred shares	794	2,248	3,100	3,100	3,100
Issuance costs of redeemed shares(1)	3,095	1,904	—	—	—
FFO	$16,912	$16,955	$12,325	$18,377	$18,327

FFO available to common shareholders	$13,023	$12,803	$9,225	$15,277	$15,227
Issuance costs of redeemed shares(1)	3,095	1,904	—	—	—
Personnel separation costs(2)	—	—	6,057	—	—
Loss on debt extinguishment(3)	—	48	1,824	—	—
Core FFO	$16,118	$14,755	$17,106	$15,277	$15,227

ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
Core FFO	16,118	14,755	17,106	15,277	15,227
Non-cash share-based compensation expense	506	488	468	807	830
Straight-line rent, net(4)	491	134	(121)	(40)	(154)
Deferred market rent, net	76	79	6	54	48
Non-real estate depreciation and amortization(5)	348	376	359	364	353
Debt fair value amortization	(125)	(122)	(133)	(125)	(128)
Amortization of finance costs	505	482	467	409	423
Tenant improvements(6)	(2,943)	(3,338)	(3,564)	(4,303)	(2,950)
Leasing commissions(6)	(752)	(621)	(1,132)	(871)	(784)
Capital expenditures(6)	(1,274)	(700)	(2,099)	(2,140)	(817)
AFFO	$12,950	$11,533	$11,357	$9,432	$12,048

Weighted average shares - diluted	57,577	57,628	57,590	57,961	58,280
Weighted average shares and OP units - diluted	60,230	60,234	60,209	60,664	60,982

Diluted Per Share Metrics:
Net (loss) income attributable to common shareholders	$(0.10)	$(0.07)	$(0.72)	$0.01	$(0.04)
FFO	$0.22	$0.21	$0.15	$0.25	$0.25
Core FFO	$0.27	$0.24	$0.28	$0.25	$0.25
AFFO	$0.22	$0.19	$0.19	$0.16	$0.20

(1)
Represents the original issuance costs associated with the preferred shares that were redeemed during the respective periods. These costs are deducted from net (loss) income to arrive at net (loss) income attributable to common shareholders.

(2)	During the three months ended December 31, 2015, we recorded personnel separation costs of $6.1 million in connection with our former CEO and former CIO's separation from the Company in November 2015.

(3)
During the three months ended March 31, 2016, we recorded $48 thousand in charges related to the defeasance of the Gateway Centre Manassas debt. During the three months ended December 31, 2015, we amended, restated and consolidated our existing unsecured revolving credit facility and unsecured term loan and recorded $1.8 million in debt extinguishment charges.

(4)	Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.

(5)	Most non-real estate depreciation is classified in general and administrative expense.

(6)
Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Three Months Ended
First-generation costs	June 30, 2016	March 30, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Tenant improvements	$6,391	$9,809	$5,843	$4,930	$2,627
Leasing commissions	837	17	264	234	136
Capital expenditures	2,353	3,045	2,670	1,021	935
Total first-generation costs	9,581	12,871	8,777	6,185	3,698
Development and redevelopment	3,906	5,130	7,156	5,159	3,985
Total	$13,487	$18,001	$15,933	$11,344	$7,683

Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,129
Operating Partnership ("OP") units held by third parties	2,557
Total common shares and OP units outstanding	60,686

Market price per share at June 30, 2016	$9.20

Market Value of Common Equity	$558,311	41.2%
Preferred Shares(1)
Total 7.750% Series A Preferred Shares outstanding	600

Market price per share at June 30, 2016	$25.23

Market Value of Preferred Equity	$15,138	1.1%
Debt(2)
Fixed-rate debt	$246,693	18.2%
Hedged variable-rate debt(3)	300,000	22.1%
Unhedged variable-rate debt	235,799	17.4%

Total debt	$782,492	57.7%

Total Market Capitalization at June 30, 2016	$1,355,941	100.0%

Selected Ratios
	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Coverage Ratios
Interest Coverage Ratio
Adjusted EBITDA, less personnel separation costs(4)	$22,489	$22,924	$25,915	$23,960	$24,018
Interest expense	6,568	6,816	6,576	6,589	6,725
	3.42x	3.36x	3.94x	3.64x	3.57x
Fixed Charge Coverage Ratio
Adjusted EBITDA, less personnel separation costs(4)	$22,489	$22,924	$25,915	$23,960	$24,018
Fixed charges(5)	8,279	10,025	10,628	10,867	11,060
	2.72x	2.29x	2.44x	2.20x	2.17x
Overhead Ratio
General and administrative expense, less personnel separation costs(4)	$4,305	$4,578	$4,283	$4,605	$4,979
Total revenues	38,493	42,697	43,104	42,854	43,039
	11.2%	10.7%	9.9%	10.7%	11.6%
Leverage Ratios
Debt and Preferred Shares/Total Market Capitalization
Total debt and preferred shares(2)	$797,492	$824,291	$892,216	$928,217	$914,582
Total market capitalization	1,355,941	1,375,803	1,581,978	1,596,219	1,550,605
	58.8%	59.9%	56.4%	58.2%	59.0%
Debt and Preferred Shares/Undepreciated Book Value
Total debt and preferred shares(2)(6)	$775,492	$824,291	$892,216	$928,217	$914,582
Undepreciated book value(6)	1,316,947	1,361,312	1,340,050	1,515,255	1,519,569
	58.9%	60.6%	66.6%	61.3%	60.2%

(1)	In July 2016, we redeemed the remaining 0.6 million shares of our 7.750% Series A Preferred Shares.

(2)
In the first quarter of 2016, we adopted ASU 2015-03, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the respective debt liability and is applied on a retrospective basis. Our total debt balances exclude unamortized deferred financing costs for all periods presented.

(3)
As of June 30, 2016, we had fixed LIBOR at a weighted averaged interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements. Two swaps that together fixed LIBOR at weighted average interest rate of 1.8% on $60.0 million of our variable rate debt matured on July 18, 2016.

(4)
For the purpose of calculating the selected ratios above, Adjusted EBITDA and General and administrative expense for the three months ended December 31, 2015 exclude $6.1 million of personnel separation costs that were incurred in connection with our former CEO and former CIO's separation from the Company in November 2015.

(5)
Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on our preferred shares. Fixed charges exclude the final lump sum principal loan payments made upon the extinguishment of outstanding debt.

(6)
For the three months ended June 30, 2016, we excluded the assets and debt related to Storey Park, which was classified as held-for-sale on our consolidated balance sheet at June 30, 2016 and was subsequently sold on July 25, 2016.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate	Balance at June 30, 2016	Annualized Debt Service		Maturity Date	Balance at Maturity
Encumbered Properties
Hillside I and II(1)	4.62%	12,333	945		12/6/2016	12,160
Redland Corporate Center Buildings II and III	4.64%	63,885	4,014		11/1/2017	62,064
840 First Street, NE	6.01%	35,550	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%	3,441	320		11/1/2020	2,618
1211 Connecticut Avenue, NW	4.47%	28,810	1,823		7/1/2022	24,668
1401 K Street, NW	4.93%	35,894	2,392		6/1/2023	30,414
11 Dupont Circle(2)	4.22%	66,780	2,705		9/1/2030	60,449
Total Fixed-Rate Debt	4.74%(3)	$246,693	$14,921			$224,373
Unamortized fair value adjustments		(77)
Total Principal Balance		$246,616

Variable-Rate Debt(4)

Storey Park Land Loan(5)	LIBOR + 2.50%	22,000	653		10/16/2016	22,000
440 First Street, NW Construction Loan(6)	LIBOR + 2.50%	32,216	957		5/30/2017	32,216
Northern Virginia Construction Loan(7)	LIBOR + 1.85%	34,583	802		9/1/2019	34,583
Unsecured Revolving Credit Facility(8)	LIBOR + 1.35%	147,000	2,675		12/4/2019	147,000
Unsecured Term Loan(8)
Tranche A	LIBOR + 1.30%	100,000	1,770		12/4/2020	100,000
Tranche B	LIBOR + 1.30%	100,000	1,770		6/4/2021	100,000
Tranche C	LIBOR + 1.60%	100,000	2,070		12/4/2022	100,000
Total Unsecured Term Loan	1.91%(3)	$300,000	$5,610			$300,000

Total Variable-Rate Debt	2.82%(3)(9)	$535,799	$10,697			$535,799

Total Debt at June 30, 2016(10)	3.43%(3)(9)	$782,492	$25,618	(11)		$760,172

(1)	The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgage encumbering this property.

(2)	The loan is interest only until September 1, 2025.

(3)	Represents the weighted average interest rate.

(4)
All of our variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at June 30, 2016, which was 0.47%.

(5)
The Storey Park Land Loan is classified within "Liabilities held-for-sale" on our consolidated balance sheet at June 30, 2016. The property was sold on July 25, 2016 and the loan was repaid without penalty concurrently with the sale.

(6)
In May 2016, we extended the loan's maturity date one year to May 30, 2017. We can repay all or a portion of the 440 First Street, NW Construction Loan, without penalty, at any time during the term of the loan.

(7)
The loan has a borrowing capacity of up to $43.7 million and is collateralized by a development project in Northern Virginia. We can repay all or a portion of the Northern Virginia Construction Loan, without penalty, at any time during the term of the loan.

(8)
Based on our leverage ratio at June 30, 2016, beginning on August 14, 2016, the applicable interest rate spreads on the unsecured revolving credit facility and tranches A and B of the unsecured term loan will increase by 15 basis points, and the applicable interest rate spread on tranche C of the unsecured term loan will increase by 20 basis points.

(9)
The effective interest rate reflects the impact of our interest rate swap agreements. As of June 30, 2016, we had fixed LIBOR at a weighted averaged interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements. Two swaps that together fixed LIBOR at weighted average interest rate of 1.8% on $60.0 million of our variable rate debt matured on July 18, 2016.

(10)
In the first quarter of 2016, we adopted ASU 2015-03, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the respective debt liability and is applied on a retrospective basis. Our total debt balance at June 30, 2016 excludes $7.1 million of unamortized deferred financing costs.

(11)	During the second quarter of 2016, we paid approximately $0.9 million in principal payments on our consolidated mortgage debt.

Debt Maturity Schedule (unaudited, dollars in thousands)

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI(2)	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2016	Secured Property Debt	$1,008	$12,160	$12,160	8.3%
2016	Land Loan(3)	—	22,000	22,000	NM
2017	Construction Loan	2,279	32,216	32,216	7.1%
2017	Secured Property Debt	9,240	62,064	62,064	14.9%
2019	Construction Loan	—	34,583	34,583	NM
2019	Unsecured Revolving Credit Facility	72,368	147,000	447,000	16.2%
2020	Unsecured Term Loan	72,368	100,000	447,000	16.2%
2020	Secured Property Debt	9,041	34,618	34,618	26.1%
2021	Unsecured Term Loan	72,368	100,000	447,000	16.2%
2022	Secured Property Debt	3,687	24,668	24,668	14.9%
2022	Unsecured Term Loan	72,368	100,000	447,000	16.2%
2023	Secured Property Debt	1,837	30,414	30,414	6.0%
2030	Secured Property Debt	5,344	60,449	60,449	8.8%
NM = Not meaningful.

(1)
As of June 30, 2016, we had fixed LIBOR at a weighted averaged interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements. Two swaps that together fixed LIBOR at weighted average interest rate of 1.8% on $60.0 million of our variable rate debt matured on July 18, 2016.

(2)	NOI is calculated in accordance with the covenants governing our unsecured credit facility and term loans.

(3)	We sold Storey Park on July 25, 2016 and the Storey Park Land Loan was repaid without penalty concurrently with the sale.

Selected Debt Covenants (unaudited, dollars in thousands)

	Unsecured Credit Facility / Unsecured Term Loan / Construction Loans / Land Loan

Covenants	Quarter Ended June 30, 2016	Covenant
Consolidated Total Leverage Ratio(1)	47.8%	≤ 60%
Tangible Net Worth(1)	$914,010	≥ 601,202
Fixed Charge Coverage Ratio(1)	2.44x	≥ 1.50x
Maximum Dividend Payout Ratio	60.8%	≤ 95%

Restricted Indebtedness:
Maximum Secured Debt	21.9%	≤ 40%
Unencumbered Pool Leverage (1)	45.1%	≤ 60%
Unencumbered Pool Interest Coverage Ratio (1)	5.91x	≥ 1.75x

(1)
These are the only covenants that apply to our 440 First Street Construction Loan, Northern Virginia Construction Loan and Storey Park Land Loan, which are calculated in accordance with the amended, restated and consolidated unsecured revolving credit facility and unsecured term loan facility. We sold Storey Park on July 25, 2016 and the Storey Park Land Loan was repaid without penalty concurrently with the sale.

Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Three Months Ended June 30, 2016
Income Statement Items

Total Portfolio In-Place Cash NOI
Total revenues	$38,493
Property operating expenses	(8,543)
Real estate taxes and insurance expenses	(4,920)
Net Operating Income(1)	25,030
Straight-line and deferred market rents(2)	567
Management fee adjustment(3)	124
Disposed or held-for-sale properties(4)	221
Total Portfolio In-Place Cash NOI	$25,942

Occupancy at June 30, 2016	93.1%

Balance Sheet Items

Rental Property, net
Gross rental property	$1,316,947
Accumulated depreciation	(231,839)
Total Rental Property, net	$1,085,108
Development & Redevelopment Assets
Original cost basis of land held for future development	$16,212
Total costs of Storey Park development project(5)	55,138
Original cost basis of assets in current development(6)	5,241
Construction costs to date for current development(6)	30,170
Total Development & Redevelopment Assets	$106,761
Other Assets
Unconsolidated investment in affiliates	$48,715

Net Liabilities
Mortgage and senior debt, cash principal balances	$(782,415)
Accrued interest	(1,448)
Rents received in advance	(6,780)
Tenant security deposits	(5,080)
Accounts payable and other liabilities	(38,041)
Cash, cash equivalents, escrows and reserves	15,923
Accounts and other receivables, net of allowance for doubtful accounts	6,377
Prepaid expenses and other assets	4,608
Total Net Liabilities	$(806,856)

Preferred Shares Outstanding at June 30, 2016	600
Par Value of Preferred Shares Outstanding at June 30, 2016	$15,000
Weighted Average Diluted Shares and OP Units Outstanding for the quarter ended June 30, 2016	60,230

(1)	For a reconciliation of net operating income to net (loss) income see Quarterly Financial Results.

(2)	Includes straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents.

(3)	Management fee adjustment is used in lieu of an administrative overhead allocation.

(4)
Reflects the operating results for Storey Park, primarily comprised of real estate tax expense, as the property was classified as held-for-sale at June 30, 2016 on our consolidated balance sheet. The property did not meet the requirements to be classified as discontinued operations and, therefore, its operating results remained in continuing operations.

(5)
Storey Park was classified as held-for-sale on our consolidated balance sheet at June 30, 2016, and the property was subsequently sold on July 25, 2016. For the three months ended June 30, 2016, we recorded an impairment charge of $2.8 million based on the anticipated sales price of the property.

(6)
Does not include approximately $28 million of tenant improvement work that is included within rental property on our consolidated balance sheet at June 30, 2016 related to the Northern Virginia build-to-suit project that is in development.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures	FPO Ownership	FPO Investment at June 30, 2016	Property Type	Location	Square Feet	Leased at June 30, 2016	Occupied at June 30, 2016
Rivers Park I and II	25%	$2,320	Business Park	Columbia, MD	307,984	86.7%	68.0%
Aviation Business Park	50%	5,847	Office	Glen Burnie, MD	120,284	79.3%	69.8%
1750 H Street, NW	50%	14,870	Office	Washington, DC	113,131	91.1%	91.1%
Prosperity Metro Plaza	51%	25,678	Office	Fairfax, VA	326,197	100.0%	98.6%
Total / Weighted Average		$48,715			867,596	91.2%	82.8%

Outstanding Debt		FPO Ownership	Effective Interest Rate	Principal Balance at June 30, 2016(2)	Annualized Debt Service	Maturity Date	Balance at Maturity(2)
Rivers Park I and II		25%	LIBOR + 1.90%(1)	$28,000	$655	9/26/2017	$28,000
1750 H Street, NW		50%	3.92%	32,000	1,254	8/1/2024	32,000
Prosperity Metro Plaza		51%	3.91%	50,000	1,955	12/1/2029(3)	45,246
Total / Weighted Average			3.52%	$110,000	$3,864		$105,246

			Three Months Ended(4)
Income Statement - Unconsolidated Joint Ventures			June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Cash revenues(5)			$6,359	$6,408	$6,199	$5,894	$5,931
Non-cash revenues			(119)	(118)	(150)	81	132
Total revenues			6,240	6,290	6,049	5,975	6,063
Total operating expenses			(1,814)	(2,166)	(1,882)	(1,866)	(1,756)
Net operating income			4,426	4,124	4,167	4,109	4,307
Depreciation and amortization			(2,006)	(1,966)	(1,928)	(2,254)	(2,287)
Interest expense, net of interest income			(997)	(993)	(981)	(980)	(975)
Net income			$1,423	$1,165	$1,258	$875	$1,045

(1)	For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at June 30, 2016, which was 0.47%.

(2)	Reflects the entire balance of the debt secured by the properties, not our portion of the debt.

(3)	The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.

(4)	Reflects the overall operating results of the properties, not our economic interest in the properties.

(5)	Cash revenues are comprised of base rent, tenant recoveries and other miscellaneous income. Non-cash revenues are comprised of straight-line rent, rent abatement and deferred base and market rent.

Portfolio Summary (unaudited)

Consolidated Portfolio
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Region
Washington DC	6	917,241	93.2%	90.5%	$28,144,296	26.2%
Maryland	34	1,885,759	94.1%	94.1%	32,218,023	29.9%
Northern VA	14	1,716,904	95.2%	91.6%	25,720,896	23.9%
Southern VA	19	2,023,858	94.5%	94.5%	21,543,601	20.0%
Total / Weighted Average	73	6,543,762	94.4%	93.1%	$107,626,816	100.0%
By Strategic Category(4)
Strategic Hold	33	3,529,601	95.7%	94.3%	$59,990,038	55.7%
Reposition	4	533,145	93.2%	91.8%	15,602,024	14.5%
Non-Core	36	2,481,016	92.8%	91.5%	32,034,754	29.8%
Total / Weighted Average	73	6,543,762	94.4%	93.1%	$107,626,816	100.0%

Value Creation Pipeline(5)
(dollars in millions)	Region	Square Feet	% Leased	% Occupied	Total Project Cost(6)	Cost To Date(7)	Return on Investment(8)
Recently Placed in Service
440 First Street, NW	Washington DC	138,603	81.5%	69.5%	$76.0	$69.8	7%

Development
Northern Virginia Build-to-Suit(9)	Northern VA	167,360	100.0%	—%	$54.0 - $58.0	$52.8	7%

Unconsolidated Joint Ventures(10)
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Total / Weighted Average	12	867,596	91.2%	82.8%	$17,896,292

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(5)	We own land that can accommodate up to 638,085 square feet of additional development, not including Storey Park. Storey Park was sold on July 25, 2016.

(6)
Reflects the total projected costs, net of tenant reimbursements, required to achieve stabilization, which includes, but is not limited to, the original cost basis of the property (or applicable portion thereof), projected base building costs, projected leasing commissions, projected tenant improvements, and projected capitalized expenses.

(7)	Reflects the Total Project Costs incurred through June 30, 2016, which excludes an estimate of costs incurred by us that will be reimbursed by the tenant under the terms of the lease.

(8)	Reflects the projected cash NOI after the rent abatement period ends, divided by Total Project Costs.

(9)
Per the terms of the amended lease for the building under construction in Northern Virginia, tenant has the option to exchange up to the full 25 months of rent abatement previously provided in the terms of the original lease for additional tenant improvements and building security amortized capital ("BSAC") of up to an aggregate amount of $10.3 million. For every $1.00 of tenant improvements and BSAC costs the tenant's rent abatement is reduced by $1.12, totaling up to $11.5 million of rent abatement reduction if the full $10.3 million of tenant improvements and BSAC costs are used. The actual Return on Investment will vary based on outcome of additional tenant improvements and BSAC costs actually used by the tenant.

(10)	Represents operating results of the unconsolidated joint ventures, not our economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type and Strategic Category(1)
				Occupied Portfolio by Property Type and Strategic Category				Leased Portfolio by Property Type and Strategic Category
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Property Type
Office	3,007,386	46.0%	29	2,791,467	92.8%	$67,626,023	63.8%	2,847,024	94.7%	$69,131,337	64.2%
Business Park / Industrial	3,536,376	54.0%	44	3,299,049	93.3%	38,331,250	36.2%	3,329,916	94.2%	38,495,479	35.8%
Total / Weighted Average	6,543,762	100.0%	73	6,090,516	93.1%	$105,957,273	100.0%	6,176,940	94.4%	$107,626,816	100.0%

By Strategic Category(4)
Strategic Hold	3,529,601	53.9%	33	3,330,095	94.3%	$58,733,748	55.4%	3,377,759	95.7%	$59,990,038	55.7%
Reposition	533,145	8.2%	4	489,257	91.8%	15,353,000	14.5%	497,150	93.2%	15,602,024	14.5%
Non-Core	2,481,016	37.9%	36	2,271,164	91.5%	31,870,525	30.1%	2,302,031	92.8%	32,034,754	29.8%
Total / Weighted Average	6,543,762	100.0%	73	6,090,516	93.1%	$105,957,273	100.0%	6,176,940	94.4%	$107,626,816	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA
					Total
Office	26.1%	21.2%	15.3%	1.6%	64.2%
Business Park / Industrial	0.0%	8.8%	8.6%	18.4%	35.8%
Total / Weighted Average	26.1%	30.0%	23.9%	20.0%	100.0%

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

Portfolio by Size(1) (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(2)
0-2,500	88	140,178	2.3%	$2,872,509	2.7%	$20.49
2,501-10,000	186	1,032,240	16.7%	17,739,065	16.5%	17.19
10,001-20,000	74	1,022,970	16.6%	19,632,971	18.2%	19.19
20,001-40,000	42	1,143,554	18.5%	17,305,462	16.1%	15.13
40,001-100,000	16	1,003,483	16.2%	13,491,774	12.5%	13.44
100,000 +	13	1,834,515	29.7%	36,585,034	34.0%	19.94

Total / Weighted Average	419	6,176,940	100.0%	107,626,816	100.0%	$17.42

Annualized Cash Basis Rent
$ 14 M
$ 12 M
$ 10 M
$ 8 M
$ 6 M
$ 4 M
$ 2 M
$ M
2016
2017
2018
2019
2020
2021
2022
2023
2024
Thereafter
< 20,000 SF
20,000 - 100,000 SF
> 100,000 SF
Other(3)

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)
Reflects contractual expiration of the following: CACI International at One Fair Oaks on 12/31/2016 (presented as a 2017 expiration), Department of Health and Human Services at Redland Corporate Center on 3/22/2017, and Bureau of Prisons at 500 First Street, NW on 7/31/2017.

Top Twenty-Five Tenants(1) (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years

1	U.S. Government	14	612,982	$13,470,703	12.5%	2.8
2	BlueCross BlueShield	1	204,314	6,247,922	5.8%	7.2
3	CACI International	1	214,214	5,707,301	5.3%	0.5
4	BAE Systems Technology Solutions & Services	2	165,004	4,208,538	3.9%	4.2
5	ICF Consulting Group Inc.	1	127,946	3,638,784	3.4%	8.0
6	Sentara Healthcare	4	276,974	2,642,795	2.5%	4.3
7	Stock Building Supply, Inc.	1	171,996	2,106,951	2.0%	6.2
8	Montgomery County, Maryland	3	77,522	1,933,025	1.8%	6.4
9	Vocus, Inc.	1	93,000	1,761,944	1.6%	6.8
10	State of Maryland - AOC	1	101,113	1,707,289	1.6%	3.5
11	First Data Corporation	1	117,336	1,371,658	1.3%	3.4
12	Siemens Corporation	3	100,745	1,351,384	1.3%	4.2
13	Affiliated Computer Services, Inc	1	107,422	1,278,322	1.2%	5.5
14	Odin, Feldman & Pittleman	1	53,918	1,261,142	1.2%	11.3
15	CVS Pharmacy	1	11,692	1,052,280	1.0%	11.8
16	General Dynamics	1	147,248	943,685	0.9%	3.6
17	DRS Defense Solutions, LLC	2	45,675	934,186	0.9%	1.6
18	Telogy Networks, Inc.	1	52,145	839,534	0.8%	1.9
19	National Women's Law Center	1	24,760	779,760	0.7%	6.7
20	Internet Society	1	30,037	759,696	0.7%	2.8
21	Zenith Education Group, Inc.	1	39,250	753,993	0.7%	3.1
22	ValueOptions, Inc.	1	37,850	703,253	0.7%	2.5
23	Stewart Lender Services	1	57,476	701,207	0.7%	6.3
24	Washington Sports Club	1	21,047	697,913	0.6%	8.4
25	Notable Solutions	1	24,477	656,473	0.6%	4.0
	Subtotal Top 25 Tenants	47	2,916,143	$57,509,738	53.4%	4.6
	All Remaining Tenants	372	3,260,797	50,117,077	46.6%	4.7
	Total / Weighted Average	419	6,176,940	$107,626,816	100.0%	4.6

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

Annual Lease Expirations(1) (unaudited)

	Total Portfolio						Property Type
							Office		Business Park / Industrial
Year of Lease Expiration(2)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(3)		Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)
2016	17	132,114	2.1%	2,223,297		16.83	45,024	26.82	87,090	11.66
2017	63	998,226	16.2%	21,535,201	(4)	21.57	662,588	26.71	335,638	11.43
2018	63	653,487	10.6%	9,533,313		14.59	236,079	19.01	417,408	12.09
2019	60	743,624	12.0%	10,495,800		14.11	175,760	20.10	567,864	12.26
2020	56	961,002	15.6%	15,217,562		15.84	441,696	21.80	519,306	10.76
2021	45	480,263	7.8%	7,077,524		14.74	126,312	22.15	353,951	12.09
2022	38	633,211	10.3%	8,159,661		12.89	138,467	23.69	494,744	9.86
2023	16	479,800	7.8%	11,075,378		23.08	277,915	29.28	201,885	14.56
2024	21	519,230	8.4%	9,492,223		18.28	258,911	25.49	260,319	11.11
2025	15	253,943	4.1%	4,562,881		17.97	221,705	18.89	32,238	11.64
Thereafter	25	322,040	5.2%	8,253,976		25.63	262,567	28.84	59,473	11.44
Total / Weighted Average	419	6,176,940	100.0%	$107,626,816		$17.42	2,847,024	$24.28	3,329,916	$11.56

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)
Includes contractual expiration of the following: CACI International at One Fair Oaks on 12/31/2016 (presented as a first quarter 2017 expiration), Department of Health and Human Services at Redland Corporate Center on 3/22/2017, and Bureau of Prisons at 500 First Street, NW on 7/31/2017.

Quarterly Lease Expirations(1) (unaudited)

Quarter of Lease Expiration(2)	Number of Leases Expiring	Leased Square Feet	% of Total Leased Square Feet	Annualized Cash Basis Rent(3)		Average Base Rent per Square Foot (3)

2016 - Q3	14	67,390	1.1%	$1,303,700		19.35
2016 - Q4	3	64,724	1.0%	919,597		14.21
2017 - Q1	18	497,979	8.1%	10,717,977	(4)	21.52
2017 - Q2	10	54,947	0.9%	1,027,744		18.70

Total / Weighted Average	45	685,040	11.1%	$13,969,018		$20.39

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)
Includes the contractual expiration of CACI International at One Fair Oaks on 12/31/2016 (presented as a first quarter 2017 expiration), and the contractual expiration of the Department of Health and Human Services at Redland Corporate Center on 3/22/2017.

Leasing Analysis (unaudited)

Lease Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended June 30, 2016
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	126,207	10	$18.76	$19.76	7.8	$39.82	$5.12
First Generation New Leases	63,074	4	22.88	24.23	9.1	62.62	6.88
Second Generation New Leases	63,133	6	14.64	15.31	6.5	17.05	2.64
Renewal Leases	166,874	12	12.64	13.37	4.3	12.89	2.98
Total / Weighted Average	293,081	22	$15.27	$16.13	5.8	$24.49	$4.21

	Six Months Ended June 30, 2016
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	171,500	16	$19.12	$19.63	7.7	$39.50	$5.12
First Generation New Leases	90,709	5	22.32	22.50	9.0	55.07	6.12
Second Generation New Leases	80,791	11	15.52	16.41	6.3	22.01	3.51
Renewal Leases	287,835	23	13.79	14.42	4.4	13.87	3.12
Total / Weighted Average	459,335	39	$15.78	$16.37	5.7	$23.44	$4.14

Lease Comparison(1)
Comparable Leases Only (4)
	Three Months Ended June 30, 2016
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	36,658	1	$10.25	$12.25	-16.3%	$11.14	$11.72	-4.9%	7.0
Renewal Leases	166,874	12	12.64	12.81	-1.3%	13.37	11.77	13.7%	4.3
Total / Weighted Average	203,532	13	$12.21	$12.71	-3.9%	$12.97	$11.76	10.3%	4.8

	Six Months Ended June 30, 2016
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	40,284	3	$12.91	$14.80	-12.8%	$14.22	$14.18	0.3%	7.3
Renewal Leases	287,835	23	13.79	14.24	-3.2%	14.42	13.43	7.4%	4.4
Total / Weighted Average	328,119	26	$13.68	$14.31	-4.4%	$14.40	$13.52	6.5%	4.8

(1)
Excludes any leases that have an extension, or initial term, of less than one year, as well as leasing activity for any time periods in which a property was under contract to be sold. The one-year extension of the Bureau of Prisons at 500 First Street, NW is also excluded.

(2)
Rent amounts are reflected on triple-net equivalent basis, without taking into account rent abatements for the Cash Basis calculation, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)
The average capital cost includes leasing commissions and tenant improvements, but does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.

(4)	Comparable lease comparisons do not include comparable data for first generation spaces or suites that have been vacant for over twelve months.

Retention Summary (unaudited)

	Three Months Ended June 30, 2016 (1)			Six Months Ended June 30, 2016 (1)
	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate
Total Portfolio	185,435	166,874	90%	355,858	287,835	81%
Washington DC	7,094	—	0%	23,729	3,571	15%
Maryland	33,902	33,902	100%	115,522	112,222	97%
Northern Virginia	6,363	6,363	100%	36,045	25,141	70%
Southern Virginia	138,076	126,609	92%	180,562	146,901	81%

(1)
Excludes any leases that have an extension of less than one year, as well as leasing activity for any time periods in which a property was under contract to be sold. The one-year extension of the Bureau of Prisons at 500 First Street, NW is also excluded.

(2)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

Office Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Washington DC
11 Dupont Circle, NW	1	CBD(4)	Reposition	150,932	$5,324,902	95.2%	95.2%	$37.06
440 First Street, NW	1	Capitol Hill	Strategic Hold	138,603	3,799,364	81.5%	69.5%	33.65
500 First Street, NW	1	Capitol Hill	Reposition	129,035	4,638,171	100.0%	100.0%	35.95
840 First Street, NE	1	NoMA(4)	Strategic Hold	248,536	7,533,788	100.0%	100.0%	30.31
1211 Connecticut Avenue, NW	1	CBD(4)	Strategic Hold	130,852	3,920,032	99.2%	99.2%	30.19
1401 K Street, NW	1	East End	Reposition	119,283	2,928,039	75.9%	69.3%	32.35
Total / Weighted Average	6			917,241	$28,144,296	93.2%	90.5%	$32.93

Maryland
Annapolis Business Center	2	Annapolis	Non-Core	101,113	$1,707,289	100.0%	100.0%	$16.88
Cloverleaf Center	4	Germantown	Non-Core	173,916	2,611,239	89.8%	89.8%	16.72
Hillside I and II	2	Columbia	Strategic Hold	86,966	1,003,199	87.3%	87.3%	13.21
Metro Park North	4	Rockville	Non-Core	191,211	2,926,846	87.3%	87.3%	17.54
Redland Corporate Center II & III(5)	2	Rockville	Strategic Hold	349,267	9,689,673	100.0%	100.0%	27.74
Redland Corporate Center I (540 Gaither)(5)	1	Rockville	Reposition	133,895	2,710,912	100.0%	100.0%	20.25
TenThreeTwenty	1	Columbia	Strategic Hold	138,854	2,114,968	95.6%	95.6%	15.93
Total / Weighted Average	16			1,175,222	$22,764,125	95.0%	95.0%	$20.40

Northern Virginia
Atlantic Corporate Park	2	Sterling	Strategic Hold	218,207	$3,959,524	96.2%	83.5%	$18.87
One Fair Oaks	1	Fairfax	Non-Core	214,214	5,707,301	100.0%	100.0%	26.64
Three Flint Hill	1	Oakton	Strategic Hold	180,688	3,750,078	99.6%	97.6%	20.85
Wiehle Avenue	1	Reston	Strategic Hold	130,048	3,038,785	100.0%	100.0%	23.37
Total / Weighted Average	5			743,157	$16,455,688	98.8%	94.6%	$22.42

Southern Virginia
Greenbrier Towers	2	Chesapeake	Strategic Hold	171,766	$1,767,228	82.9%	82.9%	$12.41

Total / Weighted Average	29			3,007,386	$69,131,337	94.7%	92.8%	$24.28

Strategic Category(2)
Strategic Hold	14			1,793,787	$40,576,639	95.4%	92.8%	$23.71
Reposition	4			533,145	15,602,024	93.2%	91.8%	31.38
Non-Core	11			680,454	12,952,674	93.8%	93.8%	20.29
Total / Weighted Average	29			3,007,386	$69,131,337	94.7%	92.8%	$24.28

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC		113,131	$3,834,231	91.1%	91.1%	$37.21
Aviation Business Park	3	Glen Burnie - MD		120,284	1,436,044	79.3%	69.8%	15.05
Prosperity Metro Plaza	2	Merrifield - NOVA		326,197	8,774,071	100.0%	98.6%	26.90
Total / Weighted Average	6			559,612	$14,044,346	93.7%	90.9%	$26.77

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.

(5)
Redland Corporate Center II & III (520 and 530 Gaither Road) was acquired November 2010. Redland Corporate Center I (540 Gaither Road) was acquired in October 2013, and is currently fully occupied by Health and Human Services whose lease will expire on 3/22/2017. The three buildings are collectively referred to as Redland Corporate Center.

Business Park / Industrial Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Maryland
Ammendale Business Park(4)	7	Beltsville	Non-Core	312,846	$3,994,529	89.8%	89.8%	$14.22
Gateway 270 West	6	Clarksburg	Non-Core	252,295	3,180,817	92.9%	92.9%	13.58
Snowden Center	5	Columbia	Strategic Hold	145,396	2,278,552	99.1%	99.1%	15.82
Total / Weighted Average	18			710,537	$9,453,898	92.8%	92.8%	$14.34

Northern Virginia
Plaza 500(5)	2	Alexandria	Non-Core	502,260	4,836,015	91.2%	86.5%	10.56
Sterling Park Business Center(6)	7	Sterling	Non-Core	471,487	4,429,194	94.0%	92.5%	10.00
Total / Weighted Average	9			973,747	$9,265,209	92.5%	89.4%	$10.28

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	Strategic Hold	96,720	$844,152	100.0%	100.0%	$8.73
Crossways Commerce Center(7)	9	Chesapeake	Strategic Hold	1,082,461	11,917,532	97.0%	97.0%	11.35
Greenbrier Business Park(8)	4	Chesapeake	Strategic Hold	411,237	4,373,163	91.4%	91.4%	11.64
Norfolk Commerce Park(9)	3	Norfolk	Non-Core	261,674	2,641,526	94.5%	94.5%	10.68
Total / Weighted Average	17			1,852,092	$19,776,373	95.6%	95.6%	$11.17

Total / Weighted Average	44			3,536,376	$38,495,479	94.2%	93.3%	$11.56

Strategic Category(2)
Strategic Hold	19			1,735,814	$19,413,399	96.0%	96.0%	$11.65
Reposition	0			—	—	NA	NA	NA
Non-Core	25			1,800,562	19,082,080	92.4%	90.7%	11.47
Total / Weighted Average	44			3,536,376	$38,495,479	94.2%	93.3%	$11.56

Unconsolidated Joint Ventures
RiversPark I and II	6	Columbia - MD		307,984	$3,851,945	86.7%	68.0%	$14.43

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.

(5)	Plaza 500 is classified as an Industrial property.

(6)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.

(7)
Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.

(8)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.

(9)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize FFO, Core FFO, net operating income ("NOI"), Same Property NOI, earnings before interest, taxes, depreciation and amortization ("EBITDA"), Adjusted EBITDA and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures. We believe NOI, Same Property NOI, EBITDA, Adjusted EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO and Core FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjust for the effects of GAAP depreciation/amortization, gains/losses on sale and impairments of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA and Adjusted EBITDA provide performance metrics that adjust for the effects of non-property operating expenses, such as depreciation/amortization and interest expense. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

NOI
We believe net operating income (“NOI”) is a useful measure of our property operating performance. We define NOI as property revenues (rental, and tenant reimbursements and other revenues) less property operating expenses (property operating, and real estate taxes and insurance expenses). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, we believe that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties. Our NOI calculations are reconciled to net (loss) income in this release.

On our Net Asset Value Analysis page, we provide a Total Portfolio In-Place Cash NOI figure, which is our total revenues, less property operating expenses, real estate taxes and insurance expenses, straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents. We also, adjust for properties that were sold or classified as held-for-sale at the end of the current period, and did not have their operating results classified as held-for-sale for the period presented. The presentation on our Net Asset Value Analysis page reconciles our total revenues, which can be derived from our consolidated statement of operations for the current quarter, to Total Portfolio In-Place Cash NOI. However, Total Portfolio In-Place Cash NOI is not indicative of future results and should not be used in place of net income calculated in accordance with GAAP.

SAME PROPERTY NOI
Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net (loss) income is presented below. The Same Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

EBITDA
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We consider EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and gains or losses on retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.

Adjusted EBITDA
We believe Adjusted EBITDA is a useful measure of our operating performance. The calculation of EBITDA includes certain items, such as loss on debt extinguishment, impairment to rental property and gain on the sale of property, that impact the comparability of period-over-period results. Our presentation of Adjusted EBITDA should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance. Our Adjusted EBITDA calculations are reconciled to net income (loss) in this release.

FFO
FFO, which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to common shareholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

We consider FFO and FFO available to common shareholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a

Management Statements on Non-GAAP Supplemental Measures

meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. However, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share.

Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance.

CORE FFO
We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal U.S. Securities and Exchange Commission (“SEC”) inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Our presentation of Core FFO should not be considered as an alternative to net income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance. Our FFO and Core FFO calculations are reconciled to net (loss) income attributable to common shareholders in this release.

AFFO
We believe AFFO is a useful measure for comparing our operating performance to other REITs. We compute AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any non-First Generation tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization.

First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. We also exclude development and redevelopment related expenditures. Other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.